UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 21, 2020

Fortress Transportation and Infrastructure Investors LLC
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37386	32-0434238
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 AVENUE OF THE AMERICAS, 45TH FLOOR, New York, New York 10105
(Address of Principal Executive Offices) (Zip Code)

(212) 798-6100
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Class A Common shares, $0.01 par value per share	FTAI	New York Stock Exchange
8.25% Fixed-to-Floating Rate Series A Cumulative Perpetual Redeemable Preferred Shares	FTAI PR A	New York Stock Exchange
8.00% Fixed-to-Floating Rate Series B Cumulative Perpetual Redeemable Preferred Shares	FTAI PR B	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition

Estimated Preliminary Financial Results for the Quarter and Six Months Ended June 30, 2020

For the quarter ended June 30, 2020, Fortress Transportation and Infrastructure Investors LLC (the “Company” or “we”) estimate that Revenue will be in the range of $92.2 million to $96.5 million, net loss attributable to shareholders from continuing operations will be in the range of $(17.8) million to $(13.5) million and Adjusted EBITDA will be in the range of $64.3 million to $68.6 million. For the six months ended June 30, 2020, we estimate that Revenue will be in the range of $205.0 million to $209.3 million, net loss attributable to shareholders from continuing operations will be in the range of $(22.0) million to $(17.7) million and Adjusted EBITDA will be in the range of $136.3 million to $140.6 million.

We have provided ranges, rather than specific amounts, for the preliminary operating results described above primarily because our closing procedures for the quarter and six months ended June 30, 2020 are not yet complete and, as a result, our final results upon completion of the closing procedures may vary from the preliminary estimates. These estimates, which are the responsibility of our management, were prepared by our management in connection with the preparation of our financial statements and are based upon a number of assumptions. Additional items that may require adjustments to the preliminary operating results may be identified and could result in material changes to our estimated preliminary operating results. Estimates of operating results are inherently uncertain and we undertake no obligation to update this information. For factors that could impact our actual financial results, please see “Forward-Looking Statements”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020. Ernst & Young LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Ernst & Young LLP does not express an opinion or provide any form of assurance with respect thereto.

Adjusted EBITDA is a measurement of financial performance that is not prepared and presented in accordance with GAAP. Adjusted EBITDA is used by our management when evaluating results of operations and as otherwise described below. Our management believes that the presentation of this non-GAAP financial measure provides users of our financial statements with additional and useful comparisons of current results of operations with past and future periods. We define Adjusted EBITDA as net income (loss) attributable to shareholders from continuing operations, adjusted (a) to exclude the impact of provision for (benefit from) income taxes, equity-based compensation expense, acquisition and transaction expenses, losses on the modification or extinguishment of debt and capital lease obligations, changes in fair value of non-hedge derivative instruments, asset impairment charges, incentive allocations, depreciation and amortization expense, and interest expense, (b) to include the impact of our pro-rata share of Adjusted EBITDA from unconsolidated entities, and (c) to exclude the impact of equity in earnings (losses) of unconsolidated entities and the non-controlling share of Adjusted EBITDA. Adjusted EBITDA is the primary performance measure that our Chief Operating Decision Maker utilizes to assess operational performance, as well as to make resource and allocation decisions. Adjusted EBITDA may not be comparable to similarly titled measures of other companies because other entities may not calculate Adjusted EBITDA in the same manner, and should not be considered as an alternative to net income (loss) attributable to shareholders from continuing operations as determined in accordance with GAAP. Although we use these non-GAAP financial measures to assess the performance of our business and for the other purposes set forth above, the use of this non-GAAP financial measure as an analytical tool has limitations and you should not consider it in isolation, or as a substitute for analysis of our results of operations as reported in accordance with GAAP. We believe that net income (loss) attributable to shareholders from continuing operations, as defined by GAAP, is the most appropriate earnings measurement with which to reconcile Adjusted EBITDA. The table below reconciles estimated preliminary Adjusted EBITDA to estimated preliminary net income (loss) attributable to shareholders from continuing operations.

(in thousands)	Three Months Ended June 30, 2020	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020	Six Months Ended June 30, 2020

	Low	High	Low	High
Total revenues	$92,159	$96,459	$204,999	$209,299

Net loss attributable to shareholders from continuing operations	$(17,845)	$(13,545)	$(22,039)	$(17,739)
Add: Provision for income taxes	(3,750)	(3,750)	(3,848)	(3,848)
Add: Equity-based compensation expense	411	411	702	702
Add: Acquisition and transaction expenses	3,661	3,661	6,855	6,855
Add: Losses on the modification or extinguishment of debt and capital lease obligations	-	-	4,724	4,724
Add: Changes in fair value of non-hedge derivative instruments	-	-	181	181
Add: Asset impairment charges	10,476	10,476	10,476	10,476
Add: Incentive allocations	-	-	-	-
Add: Depreciation and amortization expense (1)	48,341	48,341	97,405	97,405
Add: Interest expense	21,794	21,794	44,655	44,655
Add: Pro-rata share of Adjusted EBITDA from unconsolidated entities (2)	126	126	(287)	(287)
Less: Equity in losses of unconsolidated entities	3,209	3,209	2,944	2,944
Less: Non-controlling share of Adjusted EBITDA (3)	(2,101)	(2,101)	(5,451)	(5,451)
Adjusted EBITDA (non-GAAP)	$64,322	$68,622	$136,317	$140,617

(1) Includes the following items for the three and six months ended June 30, 2020: (i) depreciation and amortization expense of $41,720 and $83,917, (ii) lease intangible amortization of $931 and $2,063 and (iii) amortization for lease incentives of $5,690 of $11,425, respectively.

(2) Includes the following items for the three and six months ended June 30, 2020: (i) net loss of $(3,226) and $(3,003), (ii) interest expense of $446 and $481, (iii) depreciation and amortization expense of $1,446 and $2,408, (iv) acquisition and transaction expenses of $531 and $612 and (v) changes in fair value of non-hedge derivatives of $929 and $(785), respectively.

(3) Includes the following items for the three and six months ended June 30, 2020: (i) equity based compensation of $52 and $99, (ii) provision for income taxes of $15 and $43, (iii) interest expense of $512 and $1,231, (iv) depreciation and amortization expense of $1,522 and $3,048, (v) changes in fair value of non-hedge derivative instruments of $0 and $38 and (vi) loss on extinguishment of debt of $0 and $992, respectively.

The reconciliation of estimated preliminary Adjusted EBITDA to estimated preliminary net income (loss) attributable to shareholders from continuing operations was calculated across the low and high ranges based on our preliminary estimates of the expected base case differences between estimated preliminary net income (loss) attributable to shareholders from continuing operations and estimated preliminary Adjusted EBITDA. Similar to the estimated preliminary operating results noted above, our final reconciliation upon completion of our closing procedures may vary from the preliminary estimates.

The information in this Current Report on Form 8-K furnished pursuant to this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Cautionary Language Regarding Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead are based on our present beliefs and assumptions and on information currently available to the Company. You can identify these forward-looking statements by the use of forward-looking words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “target,” “projects,” “contemplates” or the negative version of those words or other comparable words. Any forward-looking statements contained in this communication are based upon our historical performance and on our current plans, estimates and expectations in light of information currently available to us. The inclusion of this forward-looking information should not be regarded as a representation by us, that the future plans, estimates or expectations contemplated by us will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial condition, business, prospects, growth strategy and liquidity. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements, including, but not limited to, the risk factors set forth in Item 1A. “Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as supplemented by the Company’s subsequently filed Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

By:	/s/ Scott Christopher
Name:	Scott Christopher
Title:	Chief Financial Officer

Date: July 21, 2020